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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF WORLDQUEST NETWORKS, INC.



                                                               State of
                                              Percentage    Incorporation
              Name                            Ownership    or Organization

WQIA Joint Venture                            51%                Texas

WorldQuest/Everest Joint Venture              51%                Texas